Exhibit 7(b)

DIRECTORS AND EXECUTIVE OFFICERS OF NEWHOUSE BROADCASTING CORPORATION

Set forth below is a list of each director and executive officer of Newhouse Broadcasting Corporation (“NBCo”) setting forth the business address and present principal occupation or employment (and the name and address of any corporation or organization in which such employment is conducted) of each person. Unless otherwise indicated, each individual is a United States citizen.

Name and Business Address	Present Principal Occupation (principal business of employer)	Name and Address of Corporation or Other Organization (if different from the address provided in Column 1)
Directors and Officers

Craig D. Holleman 322 West 72nd Street New York, New York 10023	Retired Attorney

Donald E. Newhouse c/o Advance Publications, Inc. 950 Fingerboard Road Staten Island, NY 10305	Vice President of Advance Publications, Inc. (“API”)

Samuel I. Newhouse, III	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Michael A. Newhouse	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Steven O. Newhouse	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Thomas S. Summer	Chief Financial Officer of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305